Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-277523

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 29, 2024)

2,808,988 Shares of Common Stock

Tarsus Pharmaceuticals, Inc. is offering 2,808,988 shares of its common stock.

Our common stock is listed and trades on the Nasdaq Global Select Market under the symbol “TARS.” On March 12, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $47.10 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$44.50	$124,999,966.00
Underwriting discounts and commissions (1)	$2.67	$7,499,997.96
Proceeds, before expenses, to Tarsus Pharmaceuticals, Inc.	$41.83	$117,499,968.04

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 421,348 additional shares of our common stock at the public offering price less the underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment in New York, New York on March 14, 2025.

Goldman Sachs & Co. LLC	BofA Securities	Barclays
Oppenheimer & Co.

Prospectus Supplement dated March 12, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed most recently with the SEC.

Neither we nor the underwriters have authorized any other person to provide you with any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

As used in this prospectus supplement, unless the context otherwise requires, references to “Tarsus,” “company,” “we,” “us” and “our” refer to Tarsus Pharmaceuticals, Inc.

Industry, Market and Other Data

This prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement and the accompanying prospectus contain or incorporate by reference estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of such markets and the incidence or prevalence of certain medical conditions. We obtained the industry, market and similar data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement and the accompanying prospectus from our internal estimates and research, including surveys and studies we have sponsored and/or conducted, and from published studies from third parties, including governmental agencies. Our estimates of the potential market opportunities for our product candidates include a number of key assumptions based on our industry knowledge, industry publications and third-party research, surveys and studies, which may be based on a small sample size and fail to accurately reflect market opportunities. Information based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. These and other factors could cause our future performance to differ materially from the assumptions and estimates made by third parties and us.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by us and third parties, industry, medical and general publications, government data and similar sources. Neither we nor the underwriters have independently verified the accuracy or completeness of any third-party information. The content of these third-party sources, except to the extent specifically set forth in this prospectus supplement and the accompanying prospectus, or in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, does not constitute a portion hereof and is not incorporated herein.

Basis of Presentation

Certain monetary amounts, percentages, and other figures have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Trademarks, Trade Names and Service Marks

Tarsus Pharmaceuticals, Tarsus, our logo, and XDEMVY are some of our tradenames used in this prospectus supplement or the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus also include trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, our business, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that you should consider in making your investment decision. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize for use in connection with this offering, including the information set forth in the sections titled “Risk Factors” included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are a commercial stage biopharmaceutical company focused on the development and commercialization of therapeutics, starting with eye care. We launched XDEMVY® (lotilaner ophthalmic solution) 0.25%, formerly known as TP-03, for the treatment of Demodex blepharitis, in August 2023 after receiving U.S. Food and Drug Administration, or FDA, approval in July 2023. Demodex blepharitis is caused by the infestation of Demodex mites. Blepharitis (“Blephar” is a reference to eyelid and “itis” is a reference to inflammation) is an ophthalmic lid margin disease characterized by inflammation of the eyelid margin, redness and ocular irritation, including a specific type of eyelash dandruff called collarettes, which are pathognomonic for Demodex blepharitis. Chronic and progressive blepharitis can lead to corneal damage over time and, in extreme cases, blindness. There may be as many as approximately 25 million people in the U.S. who suffer from Demodex blepharitis. XDEMVY is the first and only therapeutic approved by the FDA and we believe is the definitive standard of care for the treatment of Demodex blepharitis.

XDEMVY targets and eradicates the root cause of Demodex blepharitis — Demodex mite infestation. The active pharmaceutical ingredient, or API, of XDEMVY, lotilaner, paralyzes and eradicates mites and other parasites through the inhibition of parasite-specific gamma-aminobutyric acid-gated chloride, or GABA-Cl, channels with no GABA-Cl inhibition in humans.

To date, we have completed seven clinical trials that include a Phase 3 trial, or the Saturn-2 trial, a Phase 2b/3 trial, or the Saturn-1 trial, four Phase 2 trials, and a Phase 1 trial, or the Hyperion trial, for XDEMVY in Demodex blepharitis, all of which met their primary, secondary and/or certain exploratory endpoints, with the drug generally safe and well tolerated throughout each trial. We have also completed, and/or have ongoing clinical trials for the potential treatment of Demodex blepharitis in patients with Meibomian Gland Disease, or MGD, including a Phase 2a clinical trial, or the Ersa trial, that evaluated XDEMVY for the treatment of MGD, in patients with Demodex blepharitis, and a clinical trial that evaluated an XDEMVY vehicle for the potential treatment of MGD in patients with Demodex mites, or the Rhea trial, TP-04 for the potential treatment of Ocular Rosacea, and TP-05 for potential Lyme disease prophylaxis, among others.

We intend to further advance our pipeline with the lotilaner API to address several diseases in human medicine, including eye care and infectious disease prevention. We are investigating the development of our product candidates to address targeted diseases with high unmet medical needs, which currently include TP-04, a novel ophthalmic gel formulation of lotilaner for the potential treatment of Ocular Rosacea, and TP-05, a novel investigational oral formulation of lotilaner, for potential Lyme disease prophylaxis and community malaria reduction.

Corporate Information

We were incorporated under the laws of the state of Delaware on November 17, 2016. Our principal executive offices are located at 15440 Laguna Canyon Road, Suite 160, Irvine, California 92618. Our main telephone number is (949) 418-1801. Our website is www.tarsusrx.com. The information on, or that can be accessed through, our website address is not part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Tarsus Pharmaceuticals, Inc.

Common stock offered by us	2,808,988 shares.

Common stock to be outstanding after this offering	41,158,814 shares of our common stock (or 41,580,162 shares if the underwriters exercise their option to purchase additional shares in full).

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase up to 421,348 additional shares of our common stock. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $117.1 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $134.8 million if the underwriters exercise their option to purchase additional shares in full).

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to (i) further advance the commercialization of XDEMVY for the treatment of Demodex blepharitis in the United States, including expanding our direct to consumer efforts, (ii) develop our product pipeline, TP-04 for the potential treatment of Ocular Rosacea, and TP-05 for potential Lyme disease prophylaxis, generate additional evidence including XDEMVY post-marketing studies with patients that have Demodex blepharitis and with patients that have Demodex blepharitis with MGD, and fund other internal innovation, and (iii) other general corporate purposes, which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company. In addition, we may use a portion of the net proceeds for the development, acquisition or in-license of other products, product candidates, businesses or technologies. However, we have no current agreements or commitments for these possible expenditures. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement.

Nasdaq Global Select Market symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “TARS”.

The number of shares of common stock to be outstanding after this offering is based on 38,349,826 shares of our common stock outstanding as of December 31, 2024, and unless otherwise indicated, excludes:

•	5,007,908 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2024, with a weighted-average exercise price of $19.29 per share;

•	1,915,281 shares of common stock underlying restricted stock units outstanding as of December 31, 2024;

•	456,823 shares of common stock issuable upon the exercise of options granted after December 31, 2024, with a weighted-average exercise price of $44.88 per share;

•	312,500 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2024;

•

7,204,677 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan, or the 2020 Plan, as of December 31, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2020 Plan; and

•

2,765,942 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan, or the 2020 ESPP, as of December 31, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2020 ESPP.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the underwriters’ option to purchase additional shares of our common stock; and

•	no exercise or settlement of the outstanding options, pre-funded warrants or restricted stock units described above.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in its entirety, as well as the other information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize for use in connection with this offering, including our financial statements and the related notes thereto. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

Risks Related To This Offering

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing securities in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share of our common stock. As a result, investors purchasing securities in this offering will incur immediate dilution of $36.40 per share (or $36.06 per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between the public offering price of $44.50 and our as adjusted net tangible book value per share as of December 31, 2024. To the extent outstanding options to purchase shares of our common stock are exercised, or restricted stock units are settled in shares of our common stock, investors in this offering may incur further dilution. For more information on the dilution you may suffer as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution.”

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment, and the failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in in investment grade, interest bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Future sales of our common stock, or the perception that such sales may occur, could depress the price of our common stock.

The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale (including under our Open Market Sale AgreementSM with Jefferies LLC dated November 1, 2021) and the market perceives that sales will occur. After this offering, we will have 41,158,814 outstanding shares of our common stock, based on the number of shares outstanding as of December 31, 2024 and assuming that the underwriters do not exercise their option to purchase additional shares of common stock. All of the shares of common stock sold in this offering will be available for sale in the public market, unless purchased by our affiliates or existing stockholders who are subject to lock-up restrictions described below.

We, our executive officers and directors and certain of our stockholders have agreed that, among other things and subject to certain exceptions, during the period ending 90 days after the date of this prospectus supplement, we and they will not offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, without, in each case, the prior written consent of Goldman Sachs & Co. LLC, BofA Securities and Barclays Capital Inc., who may release any of the securities subject to these lock-up agreements at any time without notice. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and various vesting agreements. Sales of a substantial number of such shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

In addition, we have filed a registration statement registering under the Securities Act the shares of our common stock reserved for issuance under our 2020 Plan and 2020 ESPP, including shares issuable upon exercise of outstanding options. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above.

Further, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt or equity securities. If we issue common stock or securities convertible into our common stock, our common stockholders would experience additional dilution and, as a result, the price of our common stock may decline.

We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we authorize for use in connection with this offering, contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” ‘intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Supplement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to continue to successfully commercialize XDEMVY®, formerly known as TP-03, for the treatment of Demodex blepharitis;

•	the prevalence of Demodex blepharitis and the size of the market opportunity for XDEMVY;

•	our plans to continue commercializing XDEMVY and our product candidates, if approved, including commercialization timelines and sales strategy;

•

any statements regarding our ability to achieve distribution and patient access for our products including XDEMVY and timing and breadth of payer coverage; our expectations of the potential market size, pricing, gross-to-net yields, eye care provider and patient acceptance of our product and product candidates, opportunity and patient populations for our product and product candidates, including XDEMVY;

•	the rate and degree of market acceptance and clinical utility of XDEMVY and our product candidates;

•	the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates, and other positive results;

•	the timing and progress of our current clinical trials and timing of initiation of our future clinical trials, and the reporting of data from our current and future trials;

•	the timing or likelihood of regulatory filings and approval for our product candidates and our ability to meet existing or future regulatory standards or comply with post-approval requirements;

•	our plans relating to the clinical development of our current and future product candidates, including the size, number and disease areas to be evaluated;

•	the impact of health epidemics on our business and operations;

•	the impact of unfavorable global and geopolitical economic conditions on our business and operations;

•	the success of competing therapies that are or may become available;

•

our estimates of the number of patients in the United States or globally, as applicable, who suffer from Demodex blepharitis, Ocular Rosacea, Lyme disease and malaria and the number of patients that will enroll in our clinical trials;

•	the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of our product and product candidates;

•	our ability to obtain and maintain regulatory approval of our product and our product candidates to meet existing or future regulatory standards;

•	our plans relating to the further development and manufacturing of our product and product candidates, including additional indications for which we may pursue;

•	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•

the expected potential benefits of strategic collaborations with third parties (including, for example, the receipt of payments, achievement and timing of milestones under license agreements, and the ability of our third party collaborators to commercialize our product candidates in the territories under license) and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	existing regulations and regulatory developments in the U.S. and other jurisdictions;

•	our plans and ability to obtain, maintain, and/or protect intellectual property rights, including extensions of existing patent terms where available;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;

•	our competitive position; and

•	our anticipated use of our existing resources and the proceeds from this offering.

These forward-looking statements speak only as of the date of this prospectus supplement and the accompanying prospectus and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences, and other factors that we believe affect our performance, include those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference herein, and in other reports we file with the SEC. While forward-looking statements are based on the reasonable expectations of our management at the time that they are made, you should not rely on them unduly. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that net proceeds from this offering will be approximately $117.1 million, or approximately $134.8 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purpose of this offering is to increase our financial flexibility. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to (i) further advance the commercialization of XDEMVY for the treatment of Demodex blepharitis in the United States, including expanding our direct to consumer efforts, (ii) develop our product pipeline, TP-04 for the potential treatment of Ocular Rosacea, and TP-05 for potential Lyme disease prophylaxis, generate additional evidence including XDEMVY post-marketing studies with patients that have Demodex blepharitis and with patients that have Demodex blepharitis with MGD, and fund other internal innovation, and (iii) other general corporate purposes, which may include the hiring of additional personnel, capital expenditures and the costs of operating as a public company. In addition, we may use a portion of the net proceeds for the development, acquisition or in-license of other products, product candidates, businesses or technologies. However, we have no current agreements or commitments for these possible expenditures.

This expected use of the net proceeds from this offering represents our intentions based upon our current business plans and economic conditions. Either could change in the future as our business plans evolve and economic conditions shift. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of our commercial and preclinical, clinical and future development activities may vary significantly depending on numerous factors, including the progress and results of our commercialization and development efforts, the status of and results from our ongoing and planned clinical trials, the timing of regulatory submissions and the outcome of regulatory review, our ability to take advantage of expedited programs or to obtain regulatory approval for product candidates, the timing and costs associated with the manufacture and supply of product candidates for clinical development or products for commercialization, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event that we use a portion of the net proceeds from this offering for the development, acquisition or in-license of other products, product candidates, businesses or technologies, our cash resources could be depleted earlier than we currently expect. Pending the application of the net proceeds from this offering, we plan to invest the net proceeds from this offering in bank and investment accounts with the primary goal of capital preservation. These include operating bank accounts, short-term interest-bearing investment-grade securities and money market accounts.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Additionally, the terms of our credit facility with Pharmakon Advisors, LP restrict our ability to pay dividends under certain circumstances. Any future determination to declare dividends will be made at the discretion of our board of directors, will be subject to restrictions in our current or any future debt facility and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the completion of this offering.

Historical net tangible book value per share represents our total tangible assets less our liabilities and preferred stock that is not included in equity divided by the total number of shares of common stock outstanding. As of December 31, 2024, our historical net tangible book value was approximately $216.2 million, or $5.64 per share of common stock, based on 38,349,826 shares of common stock outstanding as of December 31, 2024.

After giving effect to our sale in this offering of 2,808,988 shares of common stock at the public offering price of $44.50 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $333.4 million, or $8.10 per share of our common stock. This amount represents an immediate increase in as adjusted net tangible book value of $2.46 per share to our existing stockholders and an immediate dilution of $36.40 per share to investors participating in this offering. Net tangible book value dilution per share to new investors participating in this offering represents the difference between the amount per share paid by purchaser of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Dilution per share to new investors purchasing our common stock is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution to new investors on a per share basis (without giving effect to any exercise by the underwriters of their option to purchase additional shares):

Public offering price per share		$44.50
Historical net tangible book value per share as of December 31, 2024	$5.64
Increase (decrease) in net tangible book value per share attributable to new investors in this offering	$2.46

As adjusted net tangible book value per share as of December 31, 2024, immediately after this offering		8.10

Dilution per share to new investors participating in this offering		$36.40

If the underwriters’ option to purchase additional shares in this offering is exercised in full, the as adjusted net tangible book value would be $8.44 per share, the increase in the net tangible book value per share for existing stockholders would be $2.80 per share and the dilution to new investors participating in this offering would be $36.06 per share.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 38,349,826 shares of our common stock outstanding as of December 31, 2024, and unless otherwise indicated, excludes:

•	5,007,908 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2024, with a weighted-average exercise price of $19.29 per share;

•	1,915,281 shares of common stock underlying restricted stock units outstanding as of December 31, 2024;

•	456,823 shares of common stock issuable upon the exercise of options granted after December 31, 2024, with a weighted-average exercise price of $44.88 per share;

•	312,500 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of December 31, 2024;

•

7,204,677 shares of common stock reserved for future issuance under our 2020 Plan as of December 31, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2020 Plan; and

•

2,765,942 shares of common stock reserved for issuance under our 2020 ESPP as of December 31, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2020 ESPP.

To the extent that outstanding options, pre-funded warrants, or RSUs are exercised or settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a general discussion of certain material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing, temporary and proposed Treasury Regulations promulgated thereunder, published administrative pronouncements of the Internal Revenue Service or, the IRS, and other applicable authorities, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described in this discussion. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our common stock.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, the special tax accounting rules under Section 451(b) of the Code, any U.S. gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates). If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them of the purchase, ownership and disposition of our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF NON-U.S., STATE, OR LOCAL LAWS AND TAX TREATIES.

Dividends

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do pay dividends on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any amount distributed in excess of basis will be treated as capital gain and will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Common Stock.” Any distributions will also be subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act.”

Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might apply at a reduced rate, however, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an IRS Form W-8BEN, W-8BEN-E or other appropriate IRS Form W-8 (or any successor or substitute form thereof) to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the holder’s agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to U.S. withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying that such dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of our common stock unless:

•

the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other conditions are met (in which case the net gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses of such non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, even though the individual is not considered a resident of the United States); or

•	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA, treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other disposition of our common stock if we are, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” or USRPHC. In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the non-U.S. holder’s holding period.

If any gain from the sale, exchange or other disposition of our common stock, (i) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding on distributions on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder, generally by providing an applicable and properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and impose backup withholding on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. holder (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, or FATCA, withholding tax of 30% applies to certain payments to foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with certain information reporting and certification requirements pertaining to their direct and indirect U.S. securityholders and/or U.S. accountholders and do not otherwise qualify for an exemption. Under applicable Treasury Regulations and IRS guidance, this withholding currently applies to payments of dividends, if any, on, and, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock. An intergovernmental agreement between the United States and a foreign country may modify the requirements described in this paragraph.

While, beginning on January 1, 2019, withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

Federal Estate Tax

Common stock we have issued that is owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK. THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, GIFT, ESTATE, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc. are the representatives of the underwriters.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	1,109,550
BofA Securities, Inc.	912,921
Barclays Capital Inc.	533,708
Oppenheimer & Co. Inc.	252,809

Total	2,808,988

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 421,348 shares of our common stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 421,348 shares of our common stock from us.

	No Exercise	Full Exercise
Per Share	$2.67	$2.67
Total	$7,499,997.96	$8,624,997.12

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.6020 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our executive officers, directors, and certain other stockholders have agreed or will agree with the underwriters, among other things and subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, or the Lock-Up Period, except with the prior written consent of Goldman Sachs & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc., or the representatives. This agreement does not apply to any existing employee benefit plans.

The restrictions described in the immediately preceding paragraph do not apply to us with respect to:

(i)	the shares sold in this offering;

(ii)

any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the date of this prospectus supplement and referred to herein or in a document incorporated herein by reference;

(iii)

the reacquisition or withholding of all or a portion of shares of common stock subject to a stock award to satisfy a tax withholding obligation of us in connection with the vesting or exercise of such stock award or to satisfy the purchase price or exercise price of such stock award;

(iv)

the grant of compensatory equity-based awards, and/or the issuance of shares of common stock with respect thereto, made pursuant to compensatory equity-based plans referred to herein or in a document incorporated herein by reference;

(v)	any shares of common stock issued pursuant to any non-employee director compensation plan or program or dividend reinvestment plan referred to herein or in a document incorporated herein by reference;

(vi)

the filing of a registration statement on Form S-8 relating to the registration of securities to be offered under any of our employee benefit or equity incentive plans referred to herein or in a document incorporated herein by reference;

(vii)

the issuance of shares of common stock, restricted stock awards or securities convertible into or exercisable or exchangeable for shares of common stock in connection with (A) the acquisition of the securities, business, property or other assets of another person or pursuant to any employee benefit plan assumed in connection with any such acquisition, (B) joint ventures, (C) commercial relationships or (D) other strategic transactions, provided that the aggregate number of shares of our common stock, restricted stock awards and shares of common stock issuable upon the conversion, exercise or exchange of securities (on an as converted or as exercised basis, as the case may be) issued pursuant to this clause (vii) shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the issuance and sale of the shares of common stock in this offering and that each recipient of such securities shall execute a lock-up agreement substantially in the same form; or

(viii)

beginning on the 61st day from the date of this prospectus supplement, the shares of common stock sold pursuant to that certain Open Market Sale AgreementSM by and between us and Jefferies LLC (provided that no public filings regarding such sales or announcement regarding such sales shall be required or be voluntarily made during the Lock-Up Period).

The restrictions described above do not apply to our executive officers, directors and certain of our stockholders who entered into a lock-up agreement with respect to, among other things and subject to certain exceptions:

(i)	transfers of a bona fide gift or gifts;

(ii)	transfers to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder;

(iii)	transfers as distributions to any general or limited partners, members, stockholders or other equity holders of the stockholder;

(iv)

transfers by the stockholder’s affiliates or to any investment fund or other entity that, directly or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, the stockholder;

(v)	transfers by will or intestate succession upon the death of the stockholder;

(vi)	transfers pursuant to a court of regulatory agency order, a qualified domestic order or in connection with a divorce settlement;

(vii)	transfers to us in connection with the settlement of restricted stock units or exercise of options, warrants or other rights to acquire shares of common stock or any security convertible, exercisable for or settled into shares of our common stock by way of net exercise, net settlement and/or to cover withholding tax obligations in connection with such exercise or settlement pursuant to an employee benefit plan, option, restricted stock unit or warrant or other right disclosed herein or any document incorporated by reference herein, provided that any such shares of the common stock issued upon settlement of such restricted stock unit or exercise of such option, warrant or other right shall be subject to the same restrictions;

(viii)

transfers by us pursuant to agreements under which we have exercised an option to repurchase such shares or has exercised a right of first refusal with respect to transfers of such shares upon termination of service of the stockholder, so long as such agreement or right of first refusal is disclosed herein or in any document incorporated by reference herein, for this offering;

(ix)

transfers to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of shares of the common stock and involving a Change of Control of us and approved by our board of directors; provided that, in the event that such Change of Control is not completed, the stockholder’s securities subject to such lock-up restrictions shall remain subject to such restrictions, provided further that any shares of the common stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions contained herein. “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity);

(x)

transfers pursuant to the sale on the open market of up to 100,000 shares (in the aggregate for all of our directors and executive officers) of common stock underlying restricted stock units held by such person that will vest during the Lock-Up Period and settle during the Lock-Up Period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting and settlement of such restricted stock units that are outstanding as of the date of this prospectus supplement and described herein or in a document incorporated herein by reference and pursuant to an equity incentive plan or other equity award plan described in this prospectus supplement or in a document incorporated therein by reference; provided that any remaining shares of common stock issued upon vesting of such restricted stock units shall be subject to the same lock-up restrictions;

(xi)

sales of shares of common stock acquired in this offering or other securities acquired in open market transactions after the completion of this offering, provided that such sales are not required to be reported in any public report or filing with the SEC;

(xii)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (1) any required filing under the Exchange Act made by us or any person regarding the establishment of such plan during the Lock-Up Period shall state that the stockholder is not permitted to sell, transfer or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of the lock-up agreement relating thereto and (2) no sales are made during the Lock-Up Period pursuant to such plan; and

(xiii)

transfers pursuant to a Rule 10b5-1 trading plan that has been entered into prior to the entry into the applicable lock-up agreement and provided to the representatives, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a 10b5-1 Trading Plan and shall also state the date such 10b5-1 Trading Plan was adopted.

Notwithstanding the foregoing, and subject to the conditions above, the executive officer, director or stockholder may transfer the Lock-Up Securities without the prior written consent of the representatives, provided that (1) in the case of clause (i) through (vi) and (ix) above, the representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) (A) in the clauses (i) through (v) above, any such transfer shall not involve a disposition for value, (B) in the cases of clauses (i) through (iv) above, such transfers are not required to be reported during the Lock-Up Period with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (C) in the cases of clauses (v) through (x) above, any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes the circumstances of the transfer, and (3) such person does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TARS.”

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.4 million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area, each a Relevant Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the securities shall require the Company and/ or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth in this prospectus and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from

Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS

The validity of the shares of our common stock offered in this prospectus supplement will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Cooley LLP, San Francisco, California is acting as counsel for the underwriters in connection with this offering. Certain partners of Gunderson Dettmer Stough Villeneuve Franklin  & Hachigian, LLP, collectively own an interest representing less than one percent of the shares of our common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website, www.tarsusrx.com. This website address, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;

•	our Current Report on Form 8-K filed, with the SEC on January 17, 2025 (to the extent filed and not furnished); and

•

the description of our common stock contained in Exhibit 4.2 to the Registrant’s Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

You should direct any requests for documents to:

Tarsus Pharmaceuticals, Inc.

Attn: Investor Relations

15440 Laguna Canyon Road, Suite 160

Irvine, California 92618

(949) 418-1801

Our reports and documents incorporated by reference herein may also be found in the “Investors & News” section of our website at www.tarsusrx.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, our common stock, preferred stock, debt securities, warrants, units or any combination of these securities.

This prospectus provides you with a general description of the securities we may offer hereunder. We will provide specific terms of any offering in a prospectus supplement to this prospectus. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings; to or through one or more underwriters, dealers and agents; or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “TARS.” On February 28, 2024, the last reported sale price for our common stock was $37.87 per share. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 28, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

We have not authorized anyone to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any accompanying prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any related free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or related free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or related free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Tarsus,” the “Company,” and “our” refer to Tarsus Pharmaceuticals, Inc., a Delaware corporation.

Overview

We are a commercial-stage biopharmaceutical company focused on the development and commercialization of therapeutics, starting with eye care. Our lead commercial product, XDEMVY® (lotilaner ophthalmic solution) 0.25%, formerly known as TP-03, was approved by the U.S. Food and Drug Administration, or the FDA, on July 24, 2023 for the treatment of Demodex blepharitis, an eyelid margin disease characterized by inflammation, redness and ocular irritation. There are an estimated 25 million people in the U.S. who suffer from Demodex blepharitis. XDEMVY is the first and only FDA-approved therapeutic for the treatment of Demodex blepharitis and we believe it is the definitive standard of care.

We intend to further advance our pipeline with the lotilaner API to address several diseases in human medicine, including eye care, dermatology, and infectious disease prevention. We are investigating the development of our product candidates to address targeted diseases with high unmet medical needs, which currently include TP-03 for the potential treatment of MGD, TP-04, a novel gel formulation of lotilaner for the potential treatment of rosacea, and TP-05, a novel investigative oral formulation of lotilaner, for potential Lyme disease prophylaxis and community malaria reduction.

Corporate Information

We were incorporated under the laws of the state of Delaware on November 17, 2016. Our principal executive offices are located at 15440 Laguna Canyon Road, Suite 160, Irvine, California 92618. Our main telephone number is (949) 418-1801. Our website is www.tarsusrx.com. The information on, or that can be accessed through, our website address is an inactive textual reference and is not part of this prospectus and is not incorporated by reference herein.

Trademarks

Tarsus Pharmaceuticals, Tarsus, and our logo are some of our tradenames used in this prospectus and in the documents incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus or in the documents incorporated by reference in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

We are an Emerging Growth Company

We currently are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or JOBS Act. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act, with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus that are applicable to other publicly-traded entities that are not emerging growth companies and may elect to take advantage of other exemptions from reporting requirements in our future filings with the SEC. In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies. Even after we no longer qualify as an emerging growth company, we may continue to qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Securities That May Be Offered

We may offer common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities that may be offered hereunder. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement or term sheet will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of Tarsus, or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in “Description of Debt Securities.”

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

RISK FACTORS

An investment in our securities involves significant risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial conditions and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” ‘intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale by us of the securities will be used for general corporate purposes, which may include working capital, sales and marketing activities, research and development, general and administrative matters, and capital expenditures.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been incorporated by reference as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of common stock, with a $0.0001 par value per share and 10,000,000 shares of preferred stock, with a $0.0001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TARS.” The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are expected to be common to all series. Most of the financial terms and other specific material terms, as well as any material U.S. federal income tax consequences, of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should read both this prospectus and the relevant prospectus supplement or term sheet and rely on information in the prospectus supplement or term sheet that supersedes any contrary or inconsistent information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior or subordinated debt securities will be issued by us under an indenture or indentures, as supplemented from time to time, between us, as issuer, and the trustee identified in the relevant prospectus supplement, or the trustee. The debt securities may be guaranteed by one or more of our subsidiaries.

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the TIA. The terms “we,” “our” and “us,” when used to refer to an issuer of securities, means Tarsus Pharmaceuticals, Inc.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, or in the relevant prospectus supplement, but for the rest you will need to read the indenture. See “Where You Can Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Unless otherwise specified in a prospectus supplement or term sheet for a particular series, the debt securities covered by this prospectus will be direct, unsecured obligations of Tarsus. Any senior securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Tarsus. Any subordinated securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Tarsus, as more fully described in a prospectus supplement or term sheet.

The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other debt securities, may be issued under the indenture in one or more series. Any secured indebtedness of ours will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Tarsus;

•	the total principal amount of the debt securities of the series and any limit on such total principal amount;

•	if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

•

the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, whether payments of interest will be made in cash or in kind and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

•

whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•

if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

•	if the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

•

whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	whether the debt securities are subordinated and the terms of such subordination;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the Events of Default or covenants contained in the applicable indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities are guaranteed; and

•	any other material terms of the debt securities

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created. Any additional indenture securities, together with all other outstanding indenture securities of that series, will constitute a single series of indenture securities under the indenture.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Material Covenants

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the material covenants included in the indenture and will be subject to negotiation between the holder and us. Such material covenants may include covenants with respect to payments of principal, premium (if any) and interest and limitations or restrictions with respect to a consolidation, merger sale or conveyance of us, restrictions on liens, or other covenants, limitations or restrictions on us.

Events of Default

An event of default with respect to the debt securities of any series is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)

default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a specified period of time after notice is given as specified in the indenture; and

(d)	certain events of bankruptcy, insolvency and reorganization of Tarsus.

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the events of default included in the indenture and will be subject to negotiation between the holder and us.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants of Tarsus or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to provide any additional events of default;

•

to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination, shall become effective only when there is no security outstanding of any series created prior to the adoption of such addition, change or elimination;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities; or

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•

change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•

modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for the payment of the principal of or premium, if any, or interest on any debt security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in any supplemental indenture, or in any debt security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of ours or any of our affiliates or any successor person, either directly or through us or any of our affiliates or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issue of the debt securities.

Governing Law

New York law will govern the indenture and the debt securities.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock, common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, common stock or debt securities and may be attached to or separate from any offered securities. Any series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. Any such warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Holders of warrants to purchase debt securities will not be entitled to payments of principal of, or any premium or interest on, the debt securities purchasable on exercise, or to exercise any of the rights of the holders of such debt securities until such warrant is exercised.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, if any, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain partners and certain investment partnerships comprised of partners of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP own an interest representing less than one percent of the shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our website, www.tarsusrx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	our Current Report on Form 8-K filed, with the SEC on January 18, 2024 (to the extent filed and not furnished); and

•

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 13, 2020 pursuant to Section  12(b) of the Exchange Act, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You should direct any requests for documents to:

Tarsus Pharmaceuticals, Inc.

Attn: Investor Relations

15440 Laguna Canyon Road, Suite 160

Irvine, California 92618

(949) 418-1801

Our reports and documents incorporated by reference herein may also be found in the “Investors & News” section of our website at www.tarsusrx.com. Our website and the information contained in it or connected to it shall not be in this prospectus through our website at www.tarsusrx.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus or the registration statement of which it forms a part.

2,808,988 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	BofA Securities	Barclays

Oppenheimer & Co.

March 12, 2025